SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                   FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 1998

                              OILEX, INC.
        (Exact name of registrant as specified in its charter)

                   Commission File Number:  0-28686




     Nevada                                     33-01944489

(State or other jurisdiction                (IRS Employer
of incorporation or organization)           identification No.)

                  3050 Post Oak Boulevard, Suite 1760
                         Houston, Texas 77056

               (Address of principal executive offices)

                            (713) 629-5998

                     Registrant's telephone number
ITEM 9.  Sales of Equity Securities Pursuant to Regulation S.

On January 6, 1998, the Company initiated a placement of 12%
Convertible Debentures Due December 31, 1999, with non-U.S.
entities, in the amount of $625,000 being sold at 80% of the amount of such debenture. This placement was arranged by Select Capital Advisors, Inc., which received a commission of 10% plus a 2% unaccountable expense allowance for its services.
The terms of the conversion rights are such that the holder of these notes may convert all or a portion of the principal and interest due at any time after 45 days and before one year from the date of closing, into common stock of the Company at a conversion price for each share of Common Stock equal to the lower of (a) 80% of the five-day average closing bid price prior to closing; or (b) 80% of the closing bid price of the Common Stock for the date immediately preceding the date of receipt by the Company of notice of conversion; or
(c) 80% of the five-day average closing bid price of the Common immediately preceding the date of receipt by the Company of notice of conversion, as reported by the National Association of Securities Dealers ("NASDAQ"). As of January 13, 1998, a total of $312,500 had been committed. This offering is not concluded.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 13, 1998

OILEX, INC.


/s/ Oliver Timmins, III
Oliver Timmins III
President